CONVERSION NOTICE

              The undersigned, Hispanic Telecommunications Holding S.A. pursuant to the provisions of the Loan Agreement, dated as of September 30, 2002 entered into among GNB Bank Panama S.A. (the "Lender"), Phone1, Inc., Phone1Globalwide, Inc. ("Global") and Globaltron Communications Corporation (the "Loan Agreement") and assigned to the undersigned on September 30, 2003, hereby exercises its right to convert the principal outstanding under the Note and the Loan (as such terms are defined in the Loan Agreement) and hereby surrenders a principal outstanding amount of the Note and the Loan equal to $10,000,000, entitling the undersigned to receive 25,000,000 shares of the common stock of Global, par value .001 per share, and requests that the certificates for such shares be issued in the name of Hispanic Telecommunications Holding S.A. and delivered to the undersigned as indicated by it to the transfer agent.

Dated: September 30, 2003               Hispanic Telecommunications Holding S.A.
       -----------------------
                                        By: Luxenbourg Corporation Company SA,
                                              as Managing Director


                                        By: /s/ Valerie Ingelbrecht and
                                        By: /s/ Guillaume Norkin-Saudax
                                            ------------------------------------
                                        Name: Valerie Ingelbrecht and
                                              Guillaume Norkin-Saudax